Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

CENTRAL VIRGINIA BANKSHARES, INC.

(as of December 18, 2007)

ARTICLE I

Shareholders

SECTION 1.1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each and every year, on a date and at a time to be set by the Board of Directors (sometimes hereinafter referred to as the “Board” or “Board of Directors).

SECTION 1.2. Special Meetings. Special meetings of shareholders, unless otherwise provided by law, may be called at any time by the Board, the Chairman of the Board or the President.

SECTION 1.3. Place of Meeting. The Board may designate any place, either within or without the State of Virginia, as the place of meeting for any annual meeting or for any special meeting which is called by the Board. If no place is designated by the Board, or if a special meeting is called otherwise than by the Board, the place of meeting shall be the principal office of the Corporation in Powhatan County, State of Virginia.

SECTION 1.4. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.4. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 1.5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than fifty days before the date of such meeting (except as a different time is specified by law) by mail, by or at the direction of the Board, the Chairman of the Board, the President, or the Secretary, or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the stock records of the Corporation at the close of business on the record date established for such meeting.

SECTION 1.6. Fixing Record Date. The Board may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed by the Board, as provided above, then the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

Except as otherwise required by law, when a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided herein, such determination shall apply to any adjournment of such meeting.

SECTION 1.7. Voting Lists. The Secretary shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list shall be arranged by voting group and within each voting group by class or series of shares. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

SECTION 1.8. Quorum. A majority of the shares entitled to a vote by the applicable voting group, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise required by law. If less than a majority of the shares entitled to vote are so represented at the meeting, then the Chairman may adjourn the meeting from time to time without further notice, but may take no other action. At such adjourned meeting, at which a quorum is present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 1.9. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed and authorized by such shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

SECTION 1.10. Voting of Shares. Each share entitled to vote at any meeting of shareholders, shall be entitled to one vote on each matter submitted to a vote at such meeting. If a quorum is present, a matter shall be approved if the votes cast in favor exceed the votes against, unless the subject matter be one requiring a greater vote under the law or the Corporation’s Articles of Incorporation, and except that in elections of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

At each election of Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares which he is entitled to vote at said meeting, for as many persons as there are Directors to be elected at said meeting, but cumulative voting shall not be permitted.

SECTION 1.11. Voting of Shares by Certain Holders. Shares of the Corporation which are held in its treasury, or by it in a fiduciary capacity, or by another corporation, or by a partnership, or by two or more persons as joint tenants, tenants in common, or tenants by the entirety, or by an administrator, executor, guardian, committee or curator, or by a trustee, or by a receiver, or by a receiver or trustee under the National Bankruptcy Act, or by a pledgee, shall be voted only in accordance with the provisions of §13.1-662 of the Code of Virginia or any subsequently enacted applicable provision of said Code.

SECTION 1.12. Organization. At every meeting of shareholders, the Chairman of the Board shall preside, and in event of his inability to do so, the presiding officer shall be the President or such other officer or person as shall be designated by the Board. The presiding officer shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the determination of the order of business, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The Secretary of the Corporation or such other person who shall be designated by the Board shall record the full minutes of the meeting which shall be retained in the records of the Corporation.

SECTION 1.13. Judges of Election. Every election of Directors by shareholders shall be managed by three judges who shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the Directors elected. The judges of election, at the request of the Chairman of the meeting, shall also act as tellers of any vote by ballot taken at such meeting and shall certify the result thereof. The judges of election shall be appointed by the Board in advance of the meeting at which they are to serve but should the Board fail to make such appointment or if any judge of election for any reason should fail to attend and act at such meeting, a judge or judges of election may be appointed by the Chairman of the meeting.

ARTICLE II

Board of Directors

SECTION 2.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2.2. Number, Election and Terms; Nominations. Except as otherwise fixed by or pursuant to the provisions of Article III of the Articles of Incorporation, the number of the directors of the Corporation shall be fixed from time to time by the Board of Directors. Nominations for the election of directors shall be given in the manner provided in Section 2.13 of these Bylaws.

SECTION 2.3. Chairman of the Board. The Board of Directors shall elect a Chairman from among its members to preside at all meetings of the Board and at all meetings of the Executive Committee. In his absence, the President shall perform the duties of the Chairman.

SECTION 2.4. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article III of the Articles of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next shareholders’ meeting at which directors are elected and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2.5. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors voting together as a single class.

SECTION 2.6. Regular Meetings. A regular meeting of the Board shall be held immediately after the annual meeting of shareholders without notice thereof. A majority of the full Board may provide, by resolution, the time and place for the holding of additional regular meetings. Such additional regular meetings shall be held upon notice of the time and place thereof.

SECTION 2.7. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the President or any three Directors. Notice of the time, place and purpose of each special meeting shall be given to each Director at either his business or residence address as shown by the records of the Secretary, at least forty-eight hours previously thereto if mailed and twenty-four hours previously thereto if delivered or given by telegram or telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. Any Director may waive notice of any meeting and the attendance of a Director at a meeting shall constitute a waiver of notice of such meeting unless such director (i) objects to holding the meeting or transacting business at the meeting at the beginning thereof or promptly upon arrival and (ii) does not thereafter vote for or assent to action taken at the meeting.

SECTION 2.8. Quorum. A majority of the Directors prescribed by the Board or, if no number is prescribed, the number in office immediately before the meeting begins shall constitute a quorum for the transaction of business.

SECTION 2.9. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present, unless otherwise provided by law or these By-Laws, shall be the act of the Board. Any action required to be taken at a meeting of Directors, may be taken without a meeting if one or more consents in writing, setting forth action so taken, shall be signed by all of the Directors. Such written consent or consents shall have the same force and effect as a unanimous vote.

SECTION 2.10. Compensation. By a resolution of the Board, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board and each meeting of a committee, and may, in addition, be paid a fixed sum for serving as Director and for attendance at each such meeting. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 2.12. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof.

SECTION 2.13. Nominations. Only persons who are nominated in accordance, with the procedures set forth in this Section 2.13 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE III

Committees

SECTION 3.1. Executive Committee. The Board may create an Executive Committee of the Board consisting of at least three members of the Board, including the Chairman of the Board, the President and such other Directors as the Board shall elect. Except as prohibited by law, the Executive Committee shall have all the powers of the Board in the management and conduct of the business and affairs of the Corporation in the intervals between meetings of the Board, and shall report its actions to the Board at its regular meetings.

SECTION 3.2. Other Committees. The Board may create such other committees as it may determine will be helpful in discharging its responsibilities for the management and administration of the Corporation. Each committee shall consist of such Directors as may be elected thereto by the Board and each committee shall perform such functions as may be assigned to it by the Board and not inconsistent with law.

SECTION 3.3. Compensation. The Chairman and members of all committees shall receive such compensation for their services as may be fixed by the Board.

SECTION 3.4. Meetings. Regular meetings of any standing or special committee may be held without call or notice at such times or places as such committee from time to time may fix. Other meetings of any such committee may be called by the Chairman of the Board, the President or any two members of such committee, upon giving notice of the time, place and purposes of each such meeting to each member at either his business or residence address, as shown by the records of the secretary, at least forty-eight hours previously thereto if mailed, and twenty-four hours previously thereto if delivered in person, or given orally, or by telephone or by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. Any Director or member may waive notice of any meeting and the attendance of a Director or member at a meeting shall constitute a waiver of notice of such meeting except where a

Director or member attends for the express purpose of objecting to the translation of business thereat on the grounds that the meeting is not lawfully called or convened.

SECTION 3.5. Quorum. At any meeting of any standing or special committee, a majority of the members shall constitute a quorum but any action of such committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present at the meeting.

ARTICLE IV

Officers

SECTION 4.1 Number. The officers of the Corporation shall be the Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers with such titles and descriptions, as the Board, from time to time, may deem appropriate. Any two or more offices may be held by the same person except the offices of the President and the Secretary may not be combined.

SECTION 4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first meeting held after the annual meeting of shareholders, or as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board for the unexpired portion of the term.

SECTION 4.5. Chairman of the Board. The Chairman of the Board shall preside over all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall perform such other duties as the Board may prescribe.

SECTION 4.6. President. The Board shall elect one of its members to be President. The President, subject to the direction and control of the Board, shall have the primary responsibility for the management, operations and administration of the Corporation and its subsidiaries, and shall have general supervision of the policies of the Corporation. He shall perform such other duties as the Board may prescribe.

SECTION 4.7. Vice Presidents. The Board shall elect one or more Vice Presidents, each of whom shall have such powers and duties as may be assigned to him by the Board or the President. The Board may confer upon any such Vice President some particular or descriptive title indicative of his authority or duties.

SECTION 4.8. Secretary. The Board shall elect a Secretary of the Corporation who shall be ex-officio Secretary of the Board, the Executive Committee and of all other standing committees. The Secretary shall keep the minutes of all meetings of the Board, the Executive Committee, and when required, of all other standing committees and meetings of which he or she shall be assigned secretary, and attend to serving and giving all notices of the Corporation. He or she shall have charge of the corporate seal, the stock certificate records and such other books, records, and papers as the Board and the Executive Committee may direct; keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence, the number of shares of stock held by them respectively, the time when they respectively become owners thereof; and shall perform such other duties as may be incident to his or her office or as prescribed by the Board, the Chairman of the Board, or the President.

SECTION 4.9. Treasurer. The Board shall elect a Treasurer who shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, and shall have the care and custody of all funds and securities of the Corporation and he shall disburse the funds of the Corporation as may be ordered by the Board, the Executive Committee, or the President. He shall perform such other duties as may be incident to his office or as prescribed by the Board or the President.

SECTION 4.10. Assistant Officers. The Board may elect one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or such other officers as deemed appropriate and may assign to them such duties as the Board or the President shall deem appropriate, including duties which would otherwise be performed by the officer to whom they are assistant.

ARTICLE V

Employees Other Than Officers

SECTION 5.1. Employment, Compensation and Dismissal. Subject to the authority of the Board, the President or any other officer authorized by them may employ such agents and employees other than officers as deemed advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix their compensation and dismiss them.

ARTICLE VI

Bonding of Officers and Employees

SECTION 6.1. Bonding. All officers and employees, as a group or otherwise, shall be bonded for the faithful performance of their duties and against loss to the Corporation resulting from their misconduct by a reliable surety company, selected by the Board, and in such amount as shall be determined, from time to time, by the Board.

ARTICLE VII

Contracts, Loans, Checks and Deposits

SECTION 7.1. Contracts. Either the President or any Vice President may execute contracts or other instruments on behalf of and in the name of the Corporation and any contract or other instrument so signed may be attested and the corporate seal affixed by the Secretary or an Assistant Secretary. The Board may authorize any other officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 7.3. Checks, Drafts, Etc.. All checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice president or by such other officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business.

SECTION 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board may select.

ARTICLE VIII

Inspection of Records

SECTION 8.1. Inspection of Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and the Executive Committee, and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during normal business hours by (i) any person who is a duly qualified Director of the Corporation at the time he makes such inspection and (ii) a shareholder, as required by an in accordance with applicable law.

ARTICLE IX

Certificate for Shares and their Transfer

SECTION 9.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or a Vice President and also by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer or any other officer authorized by the Board, and may (but need not) be sealed with the seal of the Corporation or a facsimile thereof.

The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer records of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

SECTION 9.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the transfer records of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 9.3 Uncertificated Shares. The Board of directors may authorize the issuance of uncertificated shares by the Corporation and may prescribe procedures for the issuance, registration and transfer thereof. Within a reasonable time after issuance or transfer of such shares, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. Any such authorization shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any authorization providing for uncertificated shares, any holder of the Corporation’s stock represented by uncertificated shares shall be entitled upon request to the custodian of the stock transfer books of the Corporation or other such person designated as the custodian of the records of uncertificated shares, to have physical certificates issued representing such shares registered in such holder’s name.

ARTICLE X

Waiver of Notice

SECTION 10.2. Waiver of Notice. Unless otherwise provided by law, and in addition to any other provision of these By-Laws, whenever any notice is required to be given to any shareholder or Director, or member of any committee of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

Fiscal Year

SECTION 11.1 Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE XII

Dividends

SECTION 12.1. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon terms and conditions provided by law.

ARTICLE XIII

Seal

SECTION 13.1. Seal. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, “VIRGINIA”, and the word, “SEAL”.

ARTICLE XIV

Amendments

SECTION 14.1. Amendments to By-Laws. Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Virginia, the Articles of Incorporation (which contains special provisions with respect to the amendment of Sections 1.4, 2.2, 2.4, 2.5 and 2.13 of these Bylaws) and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

ARTICLE XV

Control Share Acquisitions

Section 15.1 Control Share Acquisitions. Article 14.1 of the Virginia Stock Corporation Act shall not apply to the Corporation.